 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2020

HEALTHIER CHOICES MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way
Hollywood, Florida 33020
(Address of Principal Executive Office) (Zip Code)

(888) 766-5351
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 ITEM 1.01. Entry into a Material Definitive Agreement

 On September 25, 2020, Healthier Choices Management Corp. (the “Company”) entered into agreements (each a “Warrant Exchange Agreement”) with certain holders of its Series B Convertible Preferred Stock (the “Series C Stock”) to exchange all the Series B Stock for 20,150.1153 shares of Series C Stock. Each share of Series C Stock has a stated value equal to $1,000 and is convertible into Common Stock on a fixed basis at a conversion price of $0.0001 per share.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. A form of Exchange Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

 ITEM 3.03. Material Modification to Rights of Security Holders.

 See Item 5.03 herein for a discussion of the terms of the Series C Stock.

 ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 On September 26, 2020, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series C Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware. The number of shares of Series C Stock designated is 30,000 and each share of Series C Stock has a stated value equal to $1,000. Under the terms of the Series C Stock, the Company cannot issue any shares of Common Stock to any holder of Series C Stock, and no holder can convert the Series C Stock into Common Stock, to the extent it would result in the holder’s beneficial ownership being in excess of 9.99% of the outstanding Common Stock.

 Voting Rights.

 Except as otherwise provided herein or as otherwise required by law, the Series C Stock shall have no voting rights. However, as long as any shares of Series C Stock is outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Stock or alter or amend the Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Stock, (c) increase the number of authorized shares of Series C Stock, or (d) enter into any agreement with respect to any of the foregoing.

 Liquidation.

 Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of Series C Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to $1,000 per share of Series C Stock.

 Conversion Price.

 The conversion price for the Series C Stock shall equal $0.0001, subject to certain terms as described therein.  The rights of the Series C Stock include (1) certain protections in the event of dilutive equity issuances and (2) a limited conversion price reset following a reverse stock split.  This conversion price will reset to 85% of the average of the volume weighted average prices during the 10 trading days immediately following the effective date and public announcement of a reverse stock split (provided such price is below the then current conversion price).

 The foregoing description of the Series C Stock is not complete and is qualified in its entirety by reference to the full text of the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
2.1	Healthier Choices Management Corp. Certificate of Designation of Preferences, Rights And Limitations of Series C Convertible Preferred Stock
10.1	Form of Warrant Exchange Agreement, dated as of September 25, 2020, by and between Healthier Choices Management Corp. and the holders of Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthier Choices Management Corp.

Date: September 26, 2020	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Healthier Choices Management Corp. Certificate of Designation of Preferences, Rights And Limitations of Series C Convertible Preferred Stock
10.1	Form of Warrant Exchange Agreement, dated as of September 25, 2020, by and between Healthier Choices Management Corp. and the holders of Series B Convertible Preferred Stock